PROSPECTUS SUPPLEMENT
                                 (To Prospectus dated February 27, 2003)


Enhanced Appreciation Securities
UBS AG $43,000,000 NOTES LINKED TO THE DOW JONES EURO STOXX 50(SM) INDEX DUE JULY 31, 2006


Issuer:                          UBS AG

Term:                            14 months

Maturity Date:                   July 31, 2006

Coupon: We will not pay you interest during the term of the Notes.

Underlying Index:                The return on the Notes is linked to the
                                 performance of the Dow Jones EURO STOXX 50(SM)
                                 Index (the "Index").

Payment at                       You will receive a cash payment at maturity
Maturity:                        that is based on the Index Return. If the Index
                                 Return is positive, the Index Return will be tripled, subject to a maximum gain on the Notes of 18%. Therefore, the maximum payment at maturity for each $1,000 principal amount of the Notes will be $1,180. The Notes are fully exposed to any decline in the level of the Index and a negative Index Return will reduce your cash payment at maturity.

                                 For a description of how your payment at maturity will be calculated, see "What are the steps to calculate payment at maturity?" on page S-3 and "Specific Terms of the Notes--Payment at Maturity" on page S-16.

                                 YOU MAY LOSE SOME OR ALL OF YOUR INVESTMENT IF THE INDEX LEVEL DECLINES.

Index Return:                    Index ending level - Index starting level
                                 -----------------------------------------
                                           Index starting level

Index Starting Level:            3,070.98, the closing level of the Index on
                                 May 23, 2005 (the "trade date").

Index Ending Level:              The closing level of the Index on or about July
                                 24, 2006 (the "final valuation date").

No Listing:                      The Notes will not be listed or displayed on
                                 any securities exchange, the Nasdaq National
                                 Market System or any electronic communications network.

Booking Branch:                  UBS AG, Jersey Branch

CUSIP Number:                    90261KKT6

SEE "RISK FACTORS" BEGINNING ON PAGE S-6 FOR RISKS RELATED TO AN INVESTMENT IN THE NOTES.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement and accompanying prospectus. Any representation to the contrary is a criminal offense.

The Notes are not deposit liabilities of UBS AG and are not FDIC insured.

                           Price to       Underwriting      Proceeds to
                            Public          Discount          UBS AG
Per Note .............       100%             1.5%             98.5%
Total ................    $43,000,000       $645,000        $42,355,000

UBS INVESTMENT BANK            UBS FINANCIAL SERVICES INC.            [UBS LOGO]

Prospectus Supplement dated May 23, 2005

Prospectus Supplement Summary

THE FOLLOWING IS A SUMMARY OF TERMS OF THE NOTES, AS WELL AS A DISCUSSION OF FACTORS YOU SHOULD CONSIDER BEFORE PURCHASING THE NOTES. THE INFORMATION IN THIS
SECTION IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED EXPLANATIONS SET FORTH ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND IN THE ACCOMPANYING PROSPECTUS. PLEASE NOTE THAT REFERENCES TO "UBS," "WE," "OUR" AND "US" REFER ONLY TO UBS AG AND NOT TO ITS CONSOLIDATED SUBSIDIARIES.

WHAT ARE THE ENHANCED APPRECIATION SECURITIES?

The Enhanced Appreciation Securities (the "Notes") are medium-term notes issued by UBS whose return is linked to the performance of the Dow Jones EURO STOXX 50(SM) Index (the "Index"). The Index is a stock index maintained and distributed by STOXX Limited that is based on market capitalization and is designed to provide exposure to European large capitalization equity securities. The Index is reported by Bloomberg L.P. under ticker symbol "SX5E."

You will receive a cash payment at maturity that is based on the Index Return. If the Index Return is positive, the Index Return will be tripled, subject to a maximum gain on the Notes of 18%. THEREFORE, THE MAXIMUM PAYMENT AT MATURITY FOR EACH $1,000 PRINCIPAL AMOUNT OF THE NOTES WILL BE $1,180. We will not pay you interest during the term of the Notes. The Notes are fully exposed to any decline in the level of the Index and a negative Index Return will reduce your cash payment at maturity.

YOU MAY LOSE SOME OR ALL OF YOUR INVESTMENT IF THE INDEX LEVEL DECLINES.

For a description of how your payment at maturity will be calculated, see "What are the steps to calculate payment at maturity?" on page S-3 and "Specific Terms of the Notes--Payment at Maturity" on page S-16.

SELECTED PURCHASE CONSIDERATIONS

> GROWTH POTENTIAL--The Notes provide the potential to enhance equity returns by tripling a positive Index Return up to a maximum gain on the Notes of 18%.

> DIVERSIFICATION--The Notes may provide diversification within the equity portion of your portfolio through exposure to the Index.

>    MINIMUM INVESTMENT--$1,000 principal amount per Note.

WHAT ARE SOME OF THE RISKS OF THE NOTES?

An investment in the Notes involves risks. Some of these risks are summarized here, but we urge you to read the more detailed explanation of risks in "Risk Factors" on page S-6.

> YOU MAY LOSE SOME OR ALL OF YOUR PRINCIPAL--The Notes are fully exposed to any decline in the level of the Index. You may lose some or all of your investment if the Index level declines.

> MAXIMUM POTENTIAL RETURN AT MATURITY--You can only earn the maximum gain on the Notes of 18% if you hold your Notes to maturity.

> YOUR APPRECIATION POTENTIAL IS LIMITED--If the Index Return is positive, the Index Return will be tripled, subject to a maximum gain on the Notes of 18%. Therefore, you will not benefit from any positive Index Return in excess of 6% (that is, one-third of the maximum gain on the Notes). As a result, the maximum payment at maturity for each $1,000 principal amount of the Notes will be $1,180. The return on your investment in the Notes may not perform as well as a direct investment in the Index.

> NO INTEREST OR DIVIDEND PAYMENTS--You will not receive any interest payments on the Notes and you will not receive nor be entitled to receive any dividend payments or other distributions on the securities included in the Index (the "Index Constituent Stocks").

> NO DIRECT EXPOSURE TO FLUCTUATIONS IN FOREIGN EXCHANGE RATES--The value of your Notes will not be adjusted for exchange rate fluctuations between the U.S. dollar and the currencies upon which the Index Constituent Stocks are based. Therefore, if the applicable currencies appreciate or depreciate relative to the U.S. dollar over the term of the Notes, you will not receive any additional payment or incur any reduction in payment at maturity.

> NO LISTING--The Notes will not be listed or displayed on any securities exchange, the Nasdaq National Market System or any electronic communications network. There can be no assurance that a secondary market for the Notes will develop. UBS Securities LLC and other affiliates of UBS currently intend to make a market in the Notes, although they are not required to do so and may stop making a market at any time. If you sell your Notes prior to maturity, you may have to sell them at a substantial loss.

THE NOTES MAY BE A SUITABLE INVESTMENT FOR YOU IF:

> You believe that the Index will appreciate over the term of the Notes and that such appreciation is unlikely to exceed the 18% maximum gain on the Notes at maturity.

>    You are willing to hold the Notes to maturity.

> You are willing to make an investment that is exposed to the full downside performance risk of the Index.

> You seek an investment with a return linked to the performance of the Index.

>    You do not seek current income from this investment.

THE NOTES MAY NOT BE A SUITABLE INVESTMENT FOR YOU IF:

>    You seek current income from your investment.

> You seek an investment that is exposed to the full upside performance of the Index or you are unwilling to make an investment that is exposed to the full downside performance risk of the Index.

> You believe that the Index is not likely to appreciate over the term of the Notes, or you believe that the Index will appreciate over the term of the Notes and that such appreciation will be in an amount greater than the 18% maximum gain on the Notes at maturity.

>    You seek an investment for which there will be an active secondary market.

>    You are unable or unwilling to hold the Notes until maturity.

> You prefer the lower risk, and therefore accept the potentially lower returns, of fixed income investments with comparable maturities and credit ratings.

WHAT ARE THE TAX CONSEQUENCES OF THE NOTES?

The United States federal income tax consequences of your investment in the Notes are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in "Supplemental Tax Considerations--Supplemental U.S. Tax Considerations" on page S-23.

Pursuant to the terms of the Notes, UBS and you agree, in the absence of an administrative or judicial ruling to the contrary, to characterize the Notes as a pre-paid forward contract with respect to the Index.

If the Notes are so treated, you will generally recognize capital gain or loss upon the sale or maturity of your Notes in an amount equal to the difference between the amount you receive at such time and the amount you paid for your Notes. Such gain or loss will generally be long term capital gain or loss if you have held your Notes for more than one year.

IN THE OPINION OF OUR COUNSEL, SULLIVAN & CROMWELL LLP, THE NOTES SHOULD BE TREATED IN THE MANNER DESCRIBED ABOVE. HOWEVER, BECAUSE THERE IS NO AUTHORITY THAT SPECIFICALLY ADDRESSES THE TAX TREATMENT OF THE NOTES, IT IS POSSIBLE THAT THE NOTES COULD ALTERNATIVELY BE TREATED FOR TAX PURPOSES IN THE MANNER DESCRIBED UNDER "SUPPLEMENTAL TAX CONSIDERATIONS--SUPPLEMENTAL U.S. TAX CONSIDERATIONS--ALTERNATIVE TREATMENT" ON PAGE S-23.

WHAT ARE THE STEPS TO CALCULATE PAYMENT AT MATURITY?

Set forth below is an explanation of the steps necessary to calculate the payment at maturity on the Notes.

STEP 1:  CALCULATE THE INDEX RETURN.

         The Index Return, which may be positive or negative, is the difference between the closing level of the Index on the trade date and on the final valuation date, expressed as a percentage of the closing level of the Index on the trade date, calculated as follows:

                               Index ending level - Index starting level
            Index Return    =  -----------------------------------------
                                          Index starting level

         where the "Index starting level" is 3,070.98, the closing level of the Index on the trade date, and the "Index ending level" is the closing level of the Index on the final valuation date.

STEP 2:  CALCULATE THE ADJUSTED INDEX RETURN ON THE NOTES.

         The Adjusted Index Return is based on the Index Return, which may be positive or negative:

         1) If the Index Return is positive:
            --------------------------------

         Adjusted Index Return = (Index Return x 3), subject to a maximum gain of 18%

         2) If the Index Return is zero or negative:
            ----------------------------------------

         Adjusted Index Return = Index Return

STEP 3:  CALCULATE THE CASH PAYMENT AT MATURITY.

         Payment at maturity = principal amount of the Notes + (principal amount of the Notes x Adjusted Index Return)

HOW DO THE NOTES PERFORM AT MATURITY?

HYPOTHETICAL EXAMPLES

ASSUMPTIONS:

Index starting level:                             3,070.98

Principal amount of the Notes:                    $1,000
Maximum gain on the Notes:                        18%*
Maximum Payment at Maturity:                      $1,180.00

----------
* POTENTIAL GAINS ON THE NOTES AT MATURITY WILL BE CALCULATED BY TRIPLING THE POSITIVE INDEX RETURN UP TO THE MAXIMUM GAIN ON THE NOTES OF 18%. AS A RESULT, AN ORIGINAL INVESTOR IN THE NOTES WILL NOT PARTICIPATE IN AN INDEX RETURN OF MORE THAN 6.00% AT MATURITY.

EXAMPLE 1--ON THE FINAL VALUATION DATE, THE INDEX CLOSES 4% ABOVE ITS STARTING LEVEL OF 3,070.98.

Since the Index Return is 4%, you receive three times the Index Return, up to the 18% maximum gain on the Notes.

Adjusted Index Return = (Index Return x 3) = (4% x 3) = 12%

Your total cash payment at maturity would therefore be $1,120 (a 12% total return on investment) which includes:

>    Principal amount                               $1,000
>    Principal amount x Adjusted Index Return       $  120     ($1,000 x 12%)
                                                    ------
                          TOTAL:                    $1,120
                                                    ======

EXAMPLE 2--ON THE FINAL VALUATION DATE, THE INDEX CLOSES 20% ABOVE ITS STARTING LEVEL OF 3,070.98.

Since the Index Return is 20%, you receive three times the Index Return, up to the 18% maximum gain on the Notes.

Adjusted Index Return = (Index Return x 3) = (20% x 3) = 60%, up to the 18% maximum gain on the Notes = 18%

Your total cash payment at maturity would therefore be limited to $1,180 (a 18% total return on investment) which includes:

>    Principal amount                               $1,000
>    Principal amount x Adjusted Index Return       $  180     ($1,000 x 18%)
                                                    ------
                          TOTAL:                    $1,180     (this is the
                                                    ======      maximum payment
                                                                on the Notes)

EXAMPLE 3--ON THE FINAL VALUATION DATE, THE INDEX CLOSES 20% BELOW ITS STARTING LEVEL OF 3,070.98.

Since the Index Return is -20% on the final valuation date, your investment is fully exposed to the decline of the Index.

Adjusted Index Return = Index Return = -20%

Your total cash payment at maturity would therefore be $800 (a 20% loss) which includes:

>    Principal amount                               $1,000
>    Principal amount x Adjusted Index Return       $ -200     ($1,000 x -20%)
                                                    ------
                         TOTAL:                     $  800
                                                    ======

HYPOTHETICAL PERFORMANCE OF THE NOTES AT MATURITY

       ASSUMPTIONS:

       Index:                                  Dow Jones EURO STOXX 50(SM) Index
       Index Starting Level:                   3,070.98
       Principal amount of the Notes:          $1,000
       Term:                                   14 months
       Maximum gain on the Notes:              18%
       Index performance:                      40% to -100% for table
                                               40% to -40% for graph

   -----------------------------     ------------------------------------
        INDEX PERFORMANCE                 PERFORMANCE OF THE NOTES
   -----------------------------     ------------------------------------
                                           NOTES
          INDEX RETURN                    PAYMENT            TOTAL
          AT MATURITY*                  AT MATURITY*         RETURN*
   -----------------------------     ------------------------------------
               40%                         $1,180             18.00%
               20%                         $1,180             18.00%
               15%                         $1,180             18.00%
               10%                         $1,180             18.00%
                8%                         $1,180             18.00%
   -----------------------------     ------------------------------------
             6.00%                         $1,180             18.00%
   ----------------------------     ------------------------------------
                5%                         $1,150             15.00%
                4%                         $1,120              12.0%
                3%                         $1,090               9.0%
                2%                         $1,060               6.0%
                1%                         $1,030               3.0%
   -----------------------------     ------------------------------------
                0%                         $1,000               0.0%
   -----------------------------     ------------------------------------
               -5%                           $950              -5.0%
              -10%                           $900             -10.0%
              -20%                            $80             -20.0%
              -40%                           $600             -40.0%
              -80%                           $200             -80.0%
   -----------------------------     ------------------------------------
             -100%                             $0            -100.0%
   -----------------------------     ------------------------------------

*Values have been rounded for ease of analysis


                               [GRAPHIC OMITTED]

--------------------------------------------------------------------------------


Risk Factors

The return on the Notes is linked to the performance of the Index. Investing in the Notes is not equivalent to investing directly in the Index. This section describes the most significant risks relating to the Notes. WE URGE YOU TO READ THE FOLLOWING INFORMATION ABOUT THESE RISKS, TOGETHER WITH THE OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, BEFORE INVESTING IN THE NOTES.

THE NOTES ARE FULLY EXPOSED TO ANY DECLINE IN THE LEVEL OF THE INDEX AND YOU MAY LOSE SOME OR ALL OF YOUR PRINCIPAL.

The Notes differ from ordinary debt securities in that we will not pay you 100% of your principal amount at maturity if the Index Return is negative. As your cash payment at maturity is based on the Index Return, a negative Index Return will reduce your cash payment at maturity. YOU MAY LOSE SOME OR ALL OF YOUR INVESTMENT IF THE INDEX LEVEL DECLINES.

See "What are the steps to calculate payment at maturity?"  on page S-3.

YOUR MAXIMUM GAIN ON THE NOTES AT MATURITY IS 18%; THE INDEX RETURN IS CAPPED AT 6%, WHICH IS ONE-THIRD OF THE MAXIMUM GAIN ON THE NOTES.

Your payment at maturity is based on the Index Return, which if positive will be tripled subject to the maximum gain on the Notes of 18%. Since the maximum gain on the Notes is 18%, you will not benefit from a positive Index Return in excess of 6% (which is equal to one-third of the maximum gain on the Notes).

OWNING THE NOTES IS NOT THE SAME AS OWNING THE INDEX CONSTITUENT STOCKS OR A SECURITY DIRECTLY LINKED TO THE PERFORMANCE OF THE INDEX.

The return on your Notes will not reflect the return you would realize if you actually owned the Index Constituent Stocks or a security directly linked to the performance of the Index and held such investment for a similar period because:

>    the maximum gain on the Notes at maturity is 18%; and

> the level of the Index is calculated in part by reference to the prices of the Index Constituent Stocks without taking into consideration the value of dividends paid on those stocks.

If the Index Return exceeds 18%, your return on the Notes at maturity will be less than the return on a direct investment in the Index without taking into account taxes and other costs related to such a direct investment.

Even if the level of the Index increases above the Index starting level during the term of the Notes, the market value of the Notes may not increase by the same amount. It is also possible for the level of the Index to increase while the market value of the Notes declines.

THE MARKET VALUE OF THE NOTES MAY BE INFLUENCED BY UNPREDICTABLE FACTORS.

The market value of your Notes may fluctuate between the date you purchase them and the final valuation date, when the calculation agent will determine your payment at maturity. Several factors, many of which are beyond our control, will influence the market value of the Notes. We expect that generally the level of the Index on any day will affect the market value of the Notes more than any other single factor. Other factors that may influence the market value of the Notes include:

RISK FACTORS
--------------------------------------------------------------------------------


> the volatility of the Index (i.e., the frequency and magnitude of changes in the level of the Index);

>    the composition of the Index and changes to the Index Constituent Stocks;

>    the market price of the Index Constituent Stocks;

> the dividend rate paid on the Index Constituent Stocks (while not paid to holders of the Notes, dividend payments on the Index Constituent Stocks may influence the value of the Index Constituent Stocks and the level of the Index, and therefore affect the market value of the Notes);

> supply and demand for the Notes, including inventory positions with UBS Securities LLC or any other market-maker;

> the volatility of the exchange rate between the U.S. dollar and each of the currencies upon which the Index Constituent Stocks are denominated;

> interest rates in the U.S. market and in each market related to the Index Constituent Stocks;

>    the time remaining to the maturity of the Notes;

>    the creditworthiness of UBS; and

> economic, financial, political, regulatory or judicial events that affect the level of the Index or the market price of the Index Constituent Stocks or that affect stock markets generally.

THERE MAY NOT BE AN ACTIVE TRADING MARKET IN THE NOTES--SALES IN THE SECONDARY MARKET MAY RESULT IN SIGNIFICANT LOSSES.

You should be willing to hold your Notes to maturity. There may be little or no secondary market for the Notes. The Notes will not be listed or displayed on any securities exchange, the Nasdaq National Market System or any electronic communications network. UBS Securities LLC and other affiliates of UBS currently intend to make a market for the Notes, although they are not required to do so. UBS Securities LLC or any other affiliate of UBS may stop any such market-making activities at any time. Even if a secondary market for the Notes develops, it may not provide significant liquidity or trade at prices advantageous to you.

If you sell your Notes before maturity, you may have to do so at a substantial discount from the issue price, and as a result you may suffer substantial losses.

CHANGES THAT AFFECT THE INDEX WILL AFFECT THE MARKET VALUE OF THE NOTES AND THE AMOUNT YOU WILL RECEIVE AT MATURITY.

The policies of STOXX Limited (the "Index Sponsor"), concerning the calculation of the Index, additions, deletions or substitutions of the Index Constituent Stocks and the manner in which changes affecting the Index Constituent Stocks or the issuers of the Index Constituent Stocks, such as stock dividends, reorganizations or mergers, are reflected in the Index, could affect the Index and, therefore, could affect the amount payable on the Notes at maturity, and the market value of the Notes prior to maturity. The amount payable on the Notes and their market value could also be affected if the Index Sponsor changes these policies, for example by changing the manner in which it calculates the Index, or if the Index Sponsor discontinues or suspends calculation or publication of the Index, in which case it may become difficult to determine the market value of the Notes. If events such as these occur, or if the Index ending level is not available because of a market disruption event or for any other reason and no successor index is selected, the calculation agent--which initially will be UBS Securities LLC, an affiliate of the Issuer--may determine the Index ending level or fair market value of the Notes--and thus the amount payable at maturity--in a manner it considers appropriate, in its sole discretion.

RISK FACTORS
--------------------------------------------------------------------------------


UBS AND ITS AFFILIATES HAVE NO AFFILIATION WITH THE INDEX SPONSOR AND ARE NOT RESPONSIBLE FOR ITS PUBLIC DISCLOSURE OF INFORMATION.

UBS and its affiliates are not affiliated with the Index Sponsor in any way (except for licensing arrangements discussed below in "Dow Jones EURO STOXX 50(SM) Index" on page S-11) and have no ability to control or predict its actions, including any errors in or discontinuation of disclosure regarding its methods or policies relating to the calculation of the Index. If the Index Sponsor discontinues or suspends the calculation of the Index, it may become difficult to determine the market value of the Notes or the amount payable at maturity. The calculation agent may designate a successor index selected in its sole discretion. If the calculation agent determines in its sole discretion that no successor index comparable to the Index exists, the amount you receive at maturity will be determined by the calculation agent in its sole discretion. See "Specific Terms of the Notes--Market Disruption Event" on page S-17 and "Specific Terms of the Notes--Discontinuance of or Adjustments to the Index; Alteration of Method of Calculation" on page S-19. The Index Sponsor is not involved in the offer of the Notes in any way and has no obligation to consider your interests as an owner of the Notes in taking any actions that might affect the value of your Notes.

We have derived the information about the Index Sponsor and the Index in this prospectus supplement from publicly available information, without independent verification. Neither we nor any of our affiliates assumes any responsibility for the adequacy or accuracy of the information about the Index or the Index Sponsor contained in this prospectus supplement. You, as an investor in the Notes, should make your own investigation into the Index and the Index Sponsor.

HISTORICAL PERFORMANCE OF THE INDEX SHOULD NOT BE TAKEN AS AN INDICATION OF THE FUTURE PERFORMANCE OF THE INDEX DURING THE TERM OF THE NOTES.

The trading prices of the Index Constituent Stocks will determine the Index level. As a result, it is impossible to predict whether the level of the Index will rise or fall. Trading prices of the Index Constituent Stocks will be influenced by complex and interrelated political, economic, financial and other factors that can affect the issuers of the Index Constituent Stocks.

THE RETURN ON THE NOTES WILL NOT BE ADJUSTED FOR CHANGES IN EXCHANGE RATES THAT MIGHT AFFECT THE INDEX.

Although all of the Index Constituent Stocks are traded in currencies other than U.S. dollars, and the Notes are denominated in U.S. dollars, the amount payable on the Notes at maturity will not be adjusted for changes in the exchange rate between the U.S. dollar and each of the currencies upon which Index Constituent Stocks are denominated. Changes in exchange rates, however, may reflect changes in various non-U.S. economies that in turn may affect the Index Return. The amount we pay in respect of the Notes on the maturity date will be based solely upon the Index Return.

TRADING AND OTHER TRANSACTIONS BY UBS OR ITS AFFILIATES IN THE INDEX CONSTITUENT STOCKS, FUTURES, OPTIONS, EXCHANGE-TRADED FUNDS OR OTHER DERIVATIVE PRODUCTS ON THE INDEX CONSTITUENT STOCKS OR THE INDEX MAY IMPAIR THE MARKET VALUE OF THE NOTES.

As described below under "Use of Proceeds and Hedging" on page S-21, we or one or more affiliates may hedge our obligations under the Notes by purchasing the Index Constituent Stocks, futures or options on the Index Constituent Stocks or the Index, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of the Index Constituent Stocks or the Index, and we may adjust these hedges by, among other things, purchasing or selling the Index Constituent Stocks, futures, options, or exchange-traded funds or other derivative instruments with returns linked to the Index or the Index Constituent Stocks at any time. Although they are not expected to, any of these

RISK FACTORS
--------------------------------------------------------------------------------


hedging activities may adversely affect the market price of the Index Constituent Stocks and/or the level of the Index, and, therefore, the market value of the Notes. It is possible that we or one or more of our affiliates could receive substantial returns from these hedging activities while the market value of the Notes declines.

We or one or more of our affiliates may also engage in trading in the Index Constituent Stocks and other investments relating to the Index Constituent Stocks or the Index on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the market price of the Index Constituent Stocks and/or the level of the Index and, therefore, the market value of the Notes. We or one or more of our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of the Index Constituent Stocks or the Index. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the market value of the Notes.

THE BUSINESS ACTIVITIES OF UBS OR ITS AFFILIATES MAY CREATE CONFLICTS OF
INTEREST.

As noted above, UBS and its affiliates expect to engage in trading activities related to the Index and the Index Constituent Stocks that are not for the account of holders of the Notes or on their behalf. These trading activities may present a conflict between the holders' interest in the Notes and the interests UBS and its affiliates will have in their proprietary accounts in facilitating transactions, including block trades and options and other derivatives transactions, for their customers and in accounts under their management. These trading activities, if they influence the level of the Index, could be adverse to the interests of the holders of the Notes.

UBS and its affiliates may, at present or in the future, engage in business with the issuers of the Index Constituent Stocks, including making loans or providing advisory services to those companies. These services could include investment banking and merger and acquisition advisory services. These activities may present a conflict between the obligations of UBS AG or another affiliate of UBS AG and the interests of holders of the Notes. Moreover, UBS AG and UBS Securities LLC have published, and in the future expect to publish, research reports with respect to some or all of the issuers of the Index Constituent Stocks. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the Notes. Any of these activities by UBS AG, UBS Securities LLC or other affiliates may affect the market price of the Index Constituent Stocks and/or the level of the Index and, therefore, the market value of the Notes.

SIGNIFICANT ASPECTS OF THE TAX TREATMENT OF THE NOTES ARE UNCERTAIN.

Significant aspects of the tax treatment of the Notes are uncertain. We do not plan to request a ruling from the Internal Revenue Service or from any Swiss authorities regarding the tax treatment of the Notes, and the Internal Revenue Service or a court may not agree with the tax treatment described in this prospectus supplement. Please read carefully the section entitled "What are the tax consequences of the Notes?" in the summary section on page S-2, "Supplemental Tax Considerations" on page S-23, and the sections "U.S. Tax Considerations" and "Tax Considerations Under The Laws of Switzerland" in the accompanying prospectus. You should consult your tax advisor about your own tax situation.

YOU WILL NOT RECEIVE INTEREST PAYMENTS ON THE NOTES OR DIVIDEND PAYMENTS ON THE INDEX CONSTITUENT STOCKS OR HAVE SHAREHOLDER RIGHTS IN THE INDEX CONSTITUENT STOCKS.

You will not receive any periodic interest payments on the Notes and you will not receive any dividend payments or other distributions on the Index Constituent Stocks. As a holder of the Notes, you will not

RISK FACTORS
--------------------------------------------------------------------------------


have voting rights or any other rights that holders of the Index Constituent Stocks may have.

THE CALCULATION AGENT CAN POSTPONE THE DETERMINATION OF THE INDEX ENDING LEVEL OR THE MATURITY DATE IF A MARKET DISRUPTION EVENT OCCURS ON THE FINAL VALUATION DATE.

The determination of the Index ending level may be postponed if the calculation agent determines that a market disruption event has occurred or is continuing on the final valuation date. If such a postponement occurs, the calculation agent will use the closing level of the Index on the first business day on which no market disruption event occurs or is continuing. In no event, however, will the final valuation date be postponed by more than ten business days. As a result, the maturity date for the Notes could also be postponed, although not by more than ten business days.

If the determination of the Index ending level on the final valuation date is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the date on which the Index ending level will be determined by the calculation agent. In such an event, the calculation agent will make a good faith estimate in its sole discretion of the Index ending level that would have prevailed in the absence of the market disruption event. See "Specific Terms of the Notes--Market Disruption Event" on page S-17.

THERE ARE POTENTIAL CONFLICTS OF INTEREST BETWEEN YOU AND THE CALCULATION AGENT.

Our affiliate, UBS Securities LLC, will serve as the calculation agent. UBS Securities LLC will, among other things, decide the amount, if any, of your payment at maturity on the Notes. We may change the calculation agent after the original issue date without notice. For a fuller description of the calculation agent's role, see "Specific Terms of the Notes--Role of Calculation Agent" on page S-20. The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent may have to determine whether a market disruption event affecting the Index Constituent Stocks or the Index has occurred or is continuing on the final valuation date. This determination may, in turn, depend on the calculation agent's judgment whether the event has materially interfered with our ability or the ability of any of our affiliates to unwind our hedge positions. Since this determination by the calculation agent will affect the payment at maturity on the Notes, the calculation agent may have a conflict of interest if it needs to make any such decision.

AN INVESTMENT IN THE NOTES IS SUBJECT TO RISKS ASSOCIATED WITH NON-U.S. SECURITIES MARKETS.

The Index Constituent Stocks have been issued by foreign companies. An investment in securities linked to the value of foreign equity securities involve particular risks. Foreign securities markets may be more volatile than U.S. securities markets and market developments may affect foreign markets differently from U.S. securities markets. Direct or indirect government intervention to stabilize these foreign securities markets, as well as cross shareholdings in foreign companies, may affect trading prices and volumes in those markets. Also, there is generally less publicly available information about foreign companies than about those U.S. companies that are subject to the reporting requirements of the U.S. Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. Securities prices in foreign countries are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could negatively affect the foreign securities markets, include the possibility of recent or future changes in the foreign government's economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other foreign laws or restrictions applicable to foreign companies or investments in foreign equity securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, certain aspects of a particular foreign economy may differ favorably or unfavorably from the U.S. economy in important respects such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

--------------------------------------------------------------------------------


The Dow Jones EURO STOXX 50(SM) Index

We have derived all information regarding the Index contained in this prospectus supplement from publicly available information without independent verification. Such information reflects the policies of, and is subject to change by, STOXX Limited (the "Index Sponsor"). The Index Sponsor owns the copyright and all other rights to the Index. The Index Sponsor has no obligation to continue to publish, and may discontinue publication of, the Index. We do not assume any responsibility for the accuracy or completeness of such information.

The Index seeks to provide exposure to European large capitalization equity securities. The Index universe is defined as all components of the 18 Dow Jones EURO STOXX Supersector indices. The Dow Jones EURO STOXX Supersector indices represent the Eurozone portion of the Dow Jones STOXX Total Market Index, which in turn covers 95% of the total market capitalization of the stocks traded on the major exchanges of 17 European countries. The Index universe includes Austria, Belgium, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Norway, Portugal and Spain. The Index Constituent Stocks are traded in Euros and in other European currencies.

For each of the 18 Dow Jones EURO STOXX Supersector indices, the component stocks are ranked by free-float market capitalization. The largest stocks are added to the selection list until the coverage is close to, but still less than, 60% of the free-float market capitalization of the corresponding Dow Jones
STOXX TMI Supersector index. If the next-ranked stock brings the coverage closer to 60% in absolute terms, then it is also added to the selection list.

Any remaining stocks that are currently components of the Index are added to the selection list. The stocks on the selection list are ranked by free-float market capitalization. In exceptional cases, the Index Sponsor's Supervisory Board may make additions and deletions to the selection list.

The 40 largest stocks on the selection list are chosen as components. Any remaining current components of the Index ranked between 41 and 60 are added as Index components. If the component number is still below 50, then the largest stocks on the selection list are added until the Index contains 50 stocks. The Index composition is reviewed annually in September and is subject to change.

The Index is weighted by free-float market capitalization. Each component's weight is capped at 10% of the Index's total free-float market capitalization. Weights are reviewed quarterly and are also subject to change in response to specific events affecting the Index Constituent Stocks.

The Index is denominated in Euros. The Index Return will be calculated based on the closing levels of the Index, as reported by Bloomberg L.P. under ticker symbol "SX5E."

STOCKS INCLUDED IN THE DJ EURO STOXX INDEX

According to publicly available information as of May 23, 2005, securities comprising the Index (the "Index Constituent Stocks") consist of the companies listed below. The weighting of each of the Index Constituent Stocks within the Index is also provided. All data listed below is as of May 23, 2005.

DOW JONES EURO STOXX 50(SM) INDEX
--------------------------------------------------------------------------------


                                                               % WEIGHT
       NAME                                                   0N 5/23/05
       ----------                                             -----------
       ABN AMRO Holding NV .........................             2.02%
       Aegon NV ....................................             0.89%
       Air Liquide .................................             0.97%
       Alcatel SA ..................................             0.71%
       Allianz AG ..................................             2.06%
       Assicurazioni Generali SpA ..................             1.68%
       AXA SA ......................................             1.91%
       Banco Bilbao Vizcaya Argentaria SA ..........             2.71%
       Banco Santander Central Hispano SA ..........             3.65%
       BASF AG .....................................             1.81%
       Bayer AG ....................................             1.24%
       BNP Paribas .................................             2.88%
       Carrefour SA ................................             1.54%
       Cie de Saint-Gobain .........................             1.00%
       Credit Agricole SA ..........................             0.92%
       DaimlerChrysler AG ..........................             1.70%
       Deutsche Bank AG ............................             2.12%
       Deutsche Telekom AG .........................             2.48%
       E.ON AG .....................................             3.03%
       Endesa SA ...................................             1.05%
       Enel SpA ....................................             1.62%
       ENI SpA .....................................             3.25%
       Fortis ......................................             1.75%
       France Telecom SA ...........................             2.13%
       Groupe Danone ...............................             1.18%
       Iberdrola SA ................................             1.02%
       ING Groep NV ................................             2.79%
       Koninklijke Ahold NV ........................             0.60%
       Koninklijke Philips Electronics NV ..........             1.73%
       Lafarge SA ..................................             0.79%
       L'Oreal SA ..................................             1.15%
       LVMH Moet Hennessy Louis Vuitton SA .........             0.94%
       Muenchener Rueckversicherungs AG ............             0.99%
       Nokia OYJ ...................................             4.06%
       Repsol YPF SA ...............................             1.20%
       Royal Dutch Petroleum Co ....................             6.11%
       RWE AG ......................................             1.42%
       Sanofi-Aventis ..............................             4.53%
       Sanpaolo IMI SpA ............................             0.75%
       SAP AG ......................................             1.78%
       Siemens AG ..................................             3.09%
       Societe Generale ............................             2.25%
       Suez SA .....................................             1.23%
       Telecom Italia SpA ..........................             1.52%
       Telefonica SA ...............................             3.79%
       TIM SpA .....................................             0.37%
       Total SA ....................................             6.69%
       UniCredito Italiano SpA .....................             1.31%
       Unilever NV .................................             1.96%
       Vivendi Universal SA ........................             1.67%

DOW JONES EURO STOXX 50(SM) INDEX
--------------------------------------------------------------------------------


HISTORICAL CLOSING LEVELS OF THE INDEX

Since its inception, the Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the Index during any period shown below is not an indication that the value of the Index is more or less likely to increase or decrease at any time during the term of the Notes. The historical closing levels of the Index do not give an indication of the future performance of the Index. UBS cannot make any assurance that the future performance of the Index or its component stocks will result in holders of the Notes receiving a positive return on their investment. The closing level of the Index as of May 23, 2005 was 3,070.98.

The graph below illustrates the performance of the Index from January 30, 1987 through May 23, 2005.

  [THE FOLLOWING PLOT POINTS REPRESENT A LINE CHART IN THE PRINTED DOCUMENT.]

"1987"            859.08
                  840.97
                  869.44
                  881.46
                  866.41
                  905.3
                  955.83
                  951.06
                  930.71
                  730.75
                  658.03
                  648.13
                  635.95
                  708.88
                  701.56
                  710.55
                  711.12
                  760.54
                  780.03
                  761.63
                  809.03
                  837.84
                  828.32
                  861.36
"1989"            880.79
                  852.86
                  883.82
                  901.71
                  923.42
                  953.51
                  997.91
                  1038.1
                  1032.57
                  970.43
                  1023.52
                  1098.49
                  1069.92
                  1048.91
                  1115.39
                  1087.94
                  1116.83
                  1120.33
                  1116.48
                  962.15
                  845.96
                  889.57
                  872.81
                  858.72
"1991"            871.77
                  959.23
                  982.08
                  1002.08
                  1045.52
                  1003.15
                  1000.94
                  1016.62
                  1007
                  1003.13
                  985.85
                  1000
                  1045.71
                  1082.35
                  1060.78
                  1085.06
                  1105.18
                  1056.93
                  988.96
                  951.68
                  968.58
                  980.05
                  1012.37
                  1033.51
"1993"            1043.55
                  1128.36
                  1140.82
                  1114.25
                  1113.68
                  1157.58
                  1236.14
                  1321.88
                  1285.92
                  1359.41
                  1326.28
                  1433.34
                  1456.88
                  1396.06
                  1365.74
                  1427.37
                  1358.74
                  1284.6
                  1373.6
                  1397.12
                  1302.53
                  1327.67
                  1323.35
                  1320.59
"1995"            1296.71
                  1312.78
                  1300.13
                  1346.68
                  1377.67
                  1362.52
                  1435.52
                  1432.86
                  1419.6
                  1407.17
                  1455.1
                  1506.82
                  1611.05
                  1595.64
                  1612.24
                  1671.13
                  1673.76
                  1665.9
                  1590.93
                  1601.43
                  1694.51
                  1700.54
                  1817.95
                  1850.32
"1997"            2005.36
                  2077.22
                  2137.28
                  2164.68
                  2220.86
                  2398.41
                  2674.83
                  2407.58
                  2581.36
                  2331.25
                  2423.74
                  2531.99
                  2676.03
                  2878.04
                  3153.32
                  3120.94
                  3357.77
                  3406.82
                  3480.63
                  2978.12
                  2670.97
                  2887.11
                  3179.09
                  3342.32
"1999"            3547.15
                  3484.24
                  3559.86
                  3757.87
                  3629.46
                  3788.66
                  3638.62
                  3769.14
                  3669.71
                  3922.91
                  4314.38
                  4904.46
                  4684.48
                  5182.62
                  5249.55
                  5303.95
                  5200.89
                  5145.35
                  5122.8
                  5175.12
                  4915.18
                  5057.46
                  4790.08
                  4772.39
"2001"            4779.9
                  4318.88
                  4185
                  4525.01
                  4426.24
                  4243.91
                  4091.38
                  3743.97
                  3296.66
                  3478.63
                  3658.27
                  3806.13
                  3670.26
                  3624.74
                  3784.05
                  3574.23
                  3425.79
                  3133.39
                  2685.79
                  2709.29
                  2204.39
                  2518.99
                  2656.85
                  2386.41
"2003"            2248.17
                  2140.73
                  2036.86
                  2324.23
                  2330.06
                  2419.51
                  2519.79
                  2556.71
                  2395.87
                  2575.04
                  2630.47
                  2760.66
                  2839.13
                  2893.18
                  2787.49
                  2787.48
                  2736.83
                  2811.08
                  2720.05
                  2670.79
                  2726.3
                  2811.72
                  2876.39
                  2951.24
                  2984.59
                  3058.32
                  3055.73
"4/26/05"         2930.1
"5/23/05"         3070.98


SOURCE: BLOOMBERG L.P.

LICENSE AGREEMENT

We have entered into a non-exclusive license agreement with the Index Sponsor, which grants us a license in exchange for a fee to use the Index in connection with the issuance of certain securities, including the Notes.

"Dow Jones EURO STOXX 50(SM)" is a service mark of the DJ EURO STOXX Index Sponsor. The DJ EURO STOXX Index Sponsor has no relationship to UBS, other than the licensing of the DJ EURO STOXX Index and its service marks for use in connection with the Notes.

DOW JONES EURO STOXX 50(SM) INDEX
--------------------------------------------------------------------------------


The DJ EURO STOXX Index Sponsor does NOT:

>    Sponsor, endorse, sell or promote the Notes.

> Recommend that any person invest in the Notes or any other financial products.

> Have any responsibility or liability for or make any decisions about the timing, amount or pricing of the Notes.

> Have any responsibility or liability for the administration, management or marketing of the Notes.

> Consider the needs of the Notes or the owners of the Notes in determining, composing or calculating the DJ EURO STOXX Index or have any obligation to do so.

The DJ EURO STOXX Index Sponsor will not have any liability in connection with the Notes. Specifically, the DJ EURO STOXX Index Sponsor does not make any warranty, express or implied, and the DJ EURO STOXX Index Sponsor disclaims any warranty about:

> the results to be obtained by the Notes, the owner of the Notes or any other person in connection with the use of the DJ EURO STOXX Index and the data included in the DJ EURO STOXX Index;

>    the accuracy or completeness of the DJ EURO STOXX Index or its data;

> the merchantability and the fitness for a particular purpose or use of the DJ EURO STOXX Index or its data;

> the DJ EURO STOXX Index Sponsor will have no liability for any errors, omissions or interruptions in the DJ EURO STOXX Index or its data; and

> under no circumstances will the DJ EURO STOXX Index Sponsor be liable for any lost profits or indirect, punitive, special or consequential damages or losses, even if the DJ EURO STOXX Index Sponsor knows that they might occur.

The licensing relating to the use of the DJ EURO STOXX Index and trademark referred to above by UBS is solely for the benefit of UBS, and not for any other third parties.

--------------------------------------------------------------------------------


Valuation of the Notes

AT MATURITY. Your cash payment at maturity is based on the Index Return. If the Index Return is positive, the Index Return will be tripled, subject to a maximum gain on the Notes of 18%. Therefore, the maximum payment at maturity for each $1,000 principal amount of the Notes will be $1,180.00. The Notes are fully exposed to any decline in the level of the Index and a negative Index Return will reduce your cash payment at maturity. You may lose some or all of your investment if the Index level declines. For a description of how your payment at maturity will be calculated, see "What are the steps to calculate payment at maturity?" on page S-3 and "Specific Terms of the Notes--Payment at Maturity" on page S-16.

PRIOR TO MATURITY. You should understand that the market value of the Notes will be affected by several factors, many of which are beyond our control. We expect that generally the level of the Index on any day will affect the market value of the Notes more than any other single factor. Other factors that may influence the market value of the Notes include supply and demand for the Notes, exchange rates, the volatility of the Index, the level of interest rates and other economic conditions, as well as the perceived creditworthiness of UBS. See "Risk Factors" beginning on page S-6 for a discussion of the factors that may influence the market value of the Notes prior to maturity.

--------------------------------------------------------------------------------


Specific Terms of the Notes

In this section, references to "holders" mean those who own the Notes registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the Notes registered in street name or in the Notes issued in book-entry form through The Depository Trust Company or another depositary. Owners of beneficial interests in the Notes should read the section entitled "Legal Ownership and Book-Entry Issuance" in the accompanying prospectus.

The Notes are part of a series of debt securities entitled "Medium Term Notes, Series A" that we may issue under the indenture from time to time. This prospectus supplement summarizes specific financial and other terms that apply to the Notes. Terms that apply generally to all Medium Term Notes, Series A are described in "Description of Debt Securities We May Offer" in the accompanying prospectus. The terms described here (i.e., in this prospectus supplement) supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

Please note that the information about the price to the public and the net proceeds to UBS on the front cover of this prospectus supplement relates only to the initial sale of the Notes. If you have purchased the Notes in a market-making transaction after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

We describe the terms of the Notes in more detail below. References to "Index" mean the Dow Jones EURO STOXX 50(SM) Index.

COUPON

We will not pay you interest during the term of the Notes.

DENOMINATION

We will offer the Notes in denominations of $1,000 and integral multiples thereof.

PAYMENT AT MATURITY

You will receive a cash payment at maturity that is based on the Index Return. If the Index Return is positive, the Index Return will be tripled, subject to a maximum gain on the Notes of 18%. Therefore, the maximum payment at maturity for each $1,000 principal amount of the Notes will be $1,180. The Notes are fully exposed to any decline in the level of the Index and a negative Index Return will reduce your cash payment at maturity. YOU MAY LOSE SOME OR ALL OF YOUR INVESTMENT IF THE INDEX LEVEL DECLINES.

For each $1,000 principal amount of the Notes, we will pay you in cash an amount equal to $1,000 plus the Adjusted Index Return multiplied by $1,000.

The "Index Return" will be the difference between the closing level of the Index on the trade date and on the final valuation date, expressed as a percentage and calculated as follows:

                     Index ending level - Index starting level
      Index Return = -----------------------------------------
                                Index starting level

where the "Index starting level" is 3,070.98 and the "Index ending level" is the closing level of the Index on the final valuation date.

The "Adjusted Index Return" will be based on the Index Return, which may be positive or negative. If the Index Return is positive, it will be tripled in order to calculate the Adjusted Index Return, subject to a

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------


maximum gain on the Notes of 18%. If the Index Return is zero or negative, the Adjusted Index Return will be equal to the Index Return.

The payment at maturity for each Note will be calculated as follows:

         Payment at maturity = principal amount of the Note + (principal amount of the Note x Adjusted Index Return)

See "What are the steps to calculate payment at maturity?"  on page S-3.

MATURITY DATE

The maturity date will be July 31, 2006, unless that day is not a business day, in which case the maturity date will be the next following business day. If the fifth business day before this applicable day does not qualify as the final valuation date as determined in accordance with "--Final Valuation Date" below, then the maturity date will be the fifth business day following such final valuation date. The calculation agent may postpone the final valuation date--and therefore the maturity date--if a market disruption event occurs or is continuing on a day that would otherwise be the final valuation date. We describe market disruption events under "--Market Disruption Event" below.

FINAL VALUATION DATE

The final valuation date will be July 24, 2006, unless the calculation agent determines that a market disruption event occurs or is continuing on that day. In that event, the final valuation date will be the first following business day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will the final valuation date for the Notes be postponed by more than 10 business days.

MARKET DISRUPTION EVENT

The calculation agent will determine the Index ending level on the final valuation date. As described above, the final valuation date may be postponed, and thus the determination of the Index ending level may be postponed if the calculation agent determines that, on the final valuation date, a market disruption event has occurred or is continuing. If such a postponement occurs, the calculation agent will use the closing level of the Index on the first business day on which no market disruption event occurs or is continuing. In no event, however, will the determination of the Index ending level be postponed by more than ten business days.

If the determination of the Index ending level is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the date on which the Index ending level will be determined by the calculation agent. In such an event, the calculation agent will make a good faith estimate in its sole discretion of the Index ending level that would have prevailed in the absence of the market disruption event.

Any of the following will be a market disruption event:

> a suspension, absence or material limitation of trading in a material number of Index Constituent Stocks for more than two hours or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion;

> a suspension, absence or material limitation of trading in option or futures contracts relating to the Index or a material number of Index Constituent Stocks in the primary market for those contracts for more than two hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion;

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

> the Index is not published, as determined by the calculation agent in its sole discretion; or

> in any other event, if the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the Notes that we or our affiliates have effected or may effect as described below under "Use of Proceeds and Hedging."

The following events will not be market disruption events:

> a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

> a decision to permanently discontinue trading in the option or futures contracts relating to the Index or any Index Constituent Stocks.

For this purpose, an "absence of trading" in the primary securities market on which option or futures contracts related to the Index or any Index Constituent Stocks are traded will not include any time when that market is itself closed for trading under ordinary circumstances.

REDEMPTION PRICE UPON OPTIONAL TAX REDEMPTION

We have the right to redeem the Notes in the circumstances described under "Description of Debt Securities We May Offer--Optional Tax Redemption" in the accompanying prospectus. If we exercise this right, the redemption price of the Notes will be determined by the calculation agent in a manner reasonably calculated to preserve your and our relative economic position.

DEFAULT AMOUNT ON ACCELERATION

If an event of default occurs and the maturity of the Notes is accelerated, we will pay the default amount in respect of the principal of the Notes at maturity. We describe the default amount below under "--Default Amount."

For the purpose of determining whether the holders of our Series A medium-term notes, of which the Notes are a part, are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Notes as the outstanding principal amount of that Note. Although the terms of the Notes may differ from those of the other Series A medium-term notes, holders of specified percentages in principal amount of all Series A medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Series A medium-term notes, including the Notes. This action may involve changing some of the terms that apply to the Series A medium-term notes, accelerating the maturity of the Series A medium-term notes after a default or waiving some of our obligations under the indenture. We discuss these matters in the attached prospectus under "Description of Debt Securities We May Offer--Default, Remedies and Waiver of Default" and "Description of Debt Securities We May Offer--Modification and Waiver of Covenants."

DEFAULT AMOUNT

The default amount for the Notes on any day will be an amount, in U.S. Dollars for the principal of the Notes, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the Notes as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the Notes. That cost will equal:

> the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking; plus

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

> the reasonable expenses, including reasonable attorneys' fees, incurred by the holders of the Notes in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the Notes, which we describe below, the holders of the Notes and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest--or, if there is only one, the only--quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

DEFAULT QUOTATION PERIOD

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

>    no quotation of the kind referred to above is obtained; or

> every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business days objection period have not ended before the final valuation date, then the default amount will equal the principal amount of the Notes.

QUALIFIED FINANCIAL INSTITUTIONS

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

> A-1 or higher by Standard & Poor's Ratings Group or any successor, or any other comparable rating then used by that rating agency; or

> P-1 or higher by Moody's Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

DISCONTINUANCE OF OR ADJUSTMENTS TO THE INDEX; ALTERATION OF METHOD OF
CALCULATION

If the Index Sponsor discontinues publication of the Index and they or any other person or entity publish a substitute index that the calculation agent determines is comparable to the Index and approves as a successor index then the calculation agent will determine the Index Return, Index starting level, Index ending level and the amount payable at maturity by reference to such successor index.

If the calculation agent determines that the publication of the Index is discontinued and that there is no successor index on any date when the value of the Index is required to be determined, the calculation

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------


agent will instead make the necessary determination by reference to a group of stocks or another index and will apply a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the Index.

If the calculation agent determines that the securities included in the Index or the method of calculating the Index has been changed at any time in any respect--including any addition, deletion or substitution and any reweighting or rebalancing of the Index Constituent Stocks and whether the change is made by the Index Sponsor under its existing policies or following a modification of those policies, is due to the publication of a successor index, is due to events affecting one or more of the Index Constituent Stocks or their issuers or is due to any other reason--that causes the Index not to fairly represent the value of the Index had such changes not been made or that otherwise affects the calculation of the Index Return, Index starting level, Index ending level or the amount payable at maturity, then the calculation agent may make adjustments in this method of calculating the Index that it believes are appropriate to ensure that the Index Return used to determine the amount payable on the maturity date is equitable. All determinations and adjustments to be made by the calculation agent with respect to the Index Return, Index starting level, Index ending level, the amount payable at maturity or otherwise relating to the level of the Index may be made by the calculation agent in its sole discretion.

MANNER OF PAYMENT AND DELIVERY

Any payment on or delivery of the Notes at maturity will be made to accounts designated by you and approved by us, or at the office of the trustee in New York City, but only when the Notes are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

BUSINESS DAY

When we refer to a business day with respect to the Notes, we mean any day that is a business day of the kind described in "Description of Debt Securities We May Offer--Payment Mechanics for Debt Securities" in the attached prospectus.

MODIFIED BUSINESS DAY

As described in "Description of Debt Securities We May Offer--Payment Mechanics for Debt Securities" in the attached prospectus, any payment on the Notes that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date, except as described under "--Maturity Date" and "--Final Valuation Date" above.

ROLE OF CALCULATION AGENT

Our affiliate, UBS Securities LLC, will serve as the calculation agent. We may change the calculation agent after the original issue date of the Notes without notice. The calculation agent will make all determinations regarding the value of the Notes at maturity, market disruption events, business days, the default amount, the Index Return, the Index starting level, the Index ending level and the amount payable in respect of your Notes. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

BOOKING BRANCH

The Notes will be booked through UBS AG, Jersey Branch.

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Use of Proceeds and Hedging

We will use the net proceeds we receive from the sale of the Notes for the purposes we describe in the attached prospectus under "Use of Proceeds." We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Notes as described below.

In anticipation of the sale of the Notes, we or our affiliates expect to enter into hedging transactions involving purchases of securities included in or linked to the Index and/or listed and/or over-the-counter options or futures on Index Constituent Stocks or listed and/or over-the-counter options, futures or exchange-traded funds on the Index prior to or on the trade date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In this regard, we or our affiliates may:

> acquire or dispose of long or short positions of securities of issuers of the Index Constituent Stocks;

> acquire or dispose of long or short positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the level of the Index or the value of the Index Constituent Stocks;

> acquire or dispose of long or short positions in listed or over-the-counter options, futures, or exchange-traded funds or other instruments based on the level of other similar market indices or stocks; or

>    any combination of the above three.

We or our affiliates may acquire a long or short position in securities similar to the Notes from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge on or before the final valuation date. That step may involve sales or purchases of the Index Constituent Stocks, listed or over-the-counter options or futures on Index Constituent Stocks or listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the level of the Index or indices designed to track the performance of the Index or other components of the foreign equity markets.

THE HEDGING ACTIVITY DISCUSSED ABOVE MAY ADVERSELY AFFECT THE MARKET VALUE OF THE NOTES FROM TIME TO TIME. SEE "RISK FACTORS" ON PAGE S-6 FOR A DISCUSSION OF THESE ADVERSE EFFECTS.

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Capitalization of UBS

The following table sets forth the consolidated capitalization of UBS in accordance with International Accounting Standards and translated into U.S. dollars.

AS OF MARCH 31, 2005 (UNAUDITED)                                    CHF      USD
--------------------------------------------------------------------------------
                                                                 (IN MILLIONS)
Debt
  Debt issued(1) .............................................  219,669  183,572
                                                                -------  -------
  Total Debt .................................................  219,669  183,572
Minority Interest(2) .........................................    5,616    4,693
Shareholders' Equity .........................................   38,130   31,864
                                                                -------  -------
Total capitalization .........................................  263,415  220,129
                                                                =======  =======

------------
(1) INCLUDES MONEY MARKET PAPER AND MEDIUM TERM NOTES AS PER BALANCE SHEET POSITION.
(2)  INCLUDES TRUST PREFERRED SECURITIES.

Swiss franc (CHF) amounts have been translated into U.S. dollars (USD) at the rate of CHF 1 = USD 0.83567.

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Supplemental Tax Considerations

THE FOLLOWING IS A GENERAL DESCRIPTION OF CERTAIN UNITED STATES FEDERAL AND SWISS TAX CONSIDERATIONS RELATING TO THE NOTES. IT DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS RELATING TO THE NOTES. PROSPECTIVE PURCHASERS OF THE NOTES SHOULD CONSULT THEIR TAX ADVISERS AS TO THE CONSEQUENCES UNDER THE TAX LAWS OF THE COUNTRY OF WHICH THEY ARE RESIDENT FOR TAX PURPOSES AND THE TAX LAWS OF SWITZERLAND AND THE UNITED STATES OF ACQUIRING, HOLDING AND DISPOSING OF THE NOTES AND RECEIVING PAYMENTS OF INTEREST, PRINCIPAL AND/OR OTHER AMOUNTS UNDER THE NOTES. THIS SUMMARY IS BASED UPON THE LAW AS IN EFFECT ON THE DATE OF THIS PROSPECTUS SUPPLEMENT AND IS SUBJECT TO ANY CHANGE IN LAW THAT MAY TAKE EFFECT AFTER SUCH DATE.

SUPPLEMENTAL U.S. TAX CONSIDERATIONS

The discussion below supplements the discussion under "U.S. Tax Considerations" in the attached prospectus and is subject to the limitations and exceptions set forth therein. Except as otherwise noted under "Non-United States Holders" below, this discussion is only applicable to you if you are a United States holder (as defined in the accompanying prospectus).

In the opinion of our counsel, Sullivan & Cromwell LLP, the Notes should be treated as a pre-paid contract with respect to the Index and the terms of the Notes require you and us (in the absence of an administrative or judicial ruling to the contrary) to treat the Notes for all tax purposes in accordance with such characterization. If the Notes are so treated, you will recognize capital gain or loss upon the sale or maturity of your Notes in an amount equal to the difference between the amount you receive at such time and your tax basis in the Notes. In general, your tax basis in your Notes will be equal to the price you paid for it. Capital gain of a noncorporate United States holder is generally taxed at a maximum rate of 15% where the property is held for more than one year. Your holding period for your Notes will generally begin on the date after the issue date (i.e., the settlement date) for your Notes and, if you hold your Notes until maturity, your holding period will generally include the maturity date.

ALTERNATIVE TREATMENTS. Alternatively, it is possible that the Notes should be treated as a debt instrument subject to the special tax rules governing contingent debt instruments. If the Notes are so treated, you would be required to accrue interest income over the term of your Notes based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your Notes. You would recognize gain or loss upon the sale or maturity of your Notes in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your Notes. In general, your adjusted basis in your Notes would be equal to the amount you paid for your Notes, increased by the amount of interest you previously accrued with respect to your Notes. Any gain you recognize upon the sale, redemption or maturity of your Notes would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your Notes, and thereafter, would be capital loss.

If the Notes are treated as a contingent debt instrument and you purchase your Notes in the secondary market at a price that is at a discount from, or in excess of, the adjusted issue price of the Notes, such excess or discount would not be subject to the generally applicable market discount or amortizable bond premium rules described in the accompanying prospectus but rather would be subject to special rules set forth in Treasury Regulations governing contingent debt instruments. Accordingly, if you purchase your Notes in the secondary market, you should consult your tax adviser as to the possible application of such rules to you.

Because of the absence of authority regarding the appropriate tax characterization of your Notes, it is possible that the Internal Revenue Service could seek to characterize your Notes in a manner that results

SUPPLEMENTAL TAX CONSIDERATIONS
--------------------------------------------------------------------------------


in tax consequences to you that are different from those described above. For example, the Internal Revenue Service could possibly assert that any gain or loss that you recognize upon the maturity of the Notes should be treated as ordinary gain or loss. You should consult your tax adviser as to the tax consequences of such characterization and any possible alternative characterizations of your Notes for U.S. federal income tax purposes.

NON-UNITED STATES HOLDERS. If you are not a United States holder, you will not be subject to United States withholding tax with respect to payments on your Notes but you will be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your Notes unless you comply with certain certification and identification requirements as to your foreign status.

SUPPLEMENTAL TAX CONSIDERATIONS UNDER THE LAWS OF SWITZERLAND

TAX ON PRINCIPAL
Under present Swiss law, repayment of principal of the Notes by us is not subject to Swiss withholding tax (Swiss Anticipatory Tax), and payments to holders of the Notes who are non-residents of Switzerland and who during the taxable year have not engaged in trade or business through a permanent establishment within Switzerland will not be subject to any Swiss Federal, Cantonal or Municipal income tax.

GAINS ON SALE OR REDEMPTION
Under present Swiss law, a holder of the Notes who is a non-resident of Switzerland and who during the taxable year has not engaged in trade or business through a permanent establishment within Switzerland will not be subject to any Swiss Federal, Cantonal or Municipal income or other tax on gains realized during the year on the sale or redemption of a Note.

STAMP, ISSUE AND OTHER TAXES
There is no tax liability in Switzerland in connection with the issue, turnover and redemption of the Notes. However, the Notes sold through a bank or other securities dealer resident in Switzerland or Liechtenstein might be subject to Securities Turnover Tax.

RESIDENTS OF SWITZERLAND
If you are a Swiss resident investor and hold the Notes in your private property, you may treat any gain or loss realized upon the sale, redemption or repayment of the Notes as a tax-free capital gain or a non-deductible loss, respectively; provided, however, that you may have to report any element of adjustment for stock dividends or extraordinary dividends on the Index included in the payment received from us at maturity as taxable investment income. If you are qualified as a professional dealer of securities for Swiss income tax purposes, you will have to include in taxable income capital gains, and may deduct capital losses realized upon the sale, redemption or repayment of the Notes. If you are a Swiss resident investor holding the Notes in your business property or a foreign resident investor who holds the Notes through a permanent establishment within Switzerland, you must include income received and gains or losses realized in respect of the Notes in your taxable net income.

--------------------------------------------------------------------------------


ERISA Considerations

We, UBS Securities LLC, UBS Financial Services Inc. and other of our affiliates may each be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "disqualified person" (within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code")) with respect to an employee benefit plan that is subject to ERISA and/or an individual retirement account, Keogh plan or other plan or account that is subject to Section 4975 of the Code ("Plan"). The purchase of the Notes by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates acts as a fiduciary as defined in Section 3(21) of ERISA and/or Section 4975 of the Code ("Fiduciary") would constitute a prohibited transaction under ERISA or the Code unless acquired pursuant to and in accordance with an applicable exemption. The purchase of the Notes by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates does not act as a Fiduciary but for which any of the above entities does provide services could also be prohibited, but one or more exemptions may be applicable. Any person proposing to acquire any Notes on behalf of a Plan should consult with counsel regarding the applicability of the prohibited transaction rules and the applicable exemptions thereto. Upon purchasing the Notes, a Plan will be deemed to have represented that the acquisition, holding and, to the extent relevant, disposition of the Notes is eligible for relief under Prohibited Transaction Class Exemption ("PTCE") 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 or PTCE 96-23. The discussion above supplements the discussion under "ERISA Considerations" in the attached prospectus.

--------------------------------------------------------------------------------


Supplemental Plan of Distribution

UBS has agreed to sell to UBS Securities LLC and UBS Financial Services Inc., and UBS Securities LLC and UBS Financial Services Inc. have agreed to purchase from UBS the aggregate principal amount of the Notes specified on the front cover of this prospectus supplement. The Notes will be issued pursuant to a distribution agreement substantially in the form attached as an exhibit to the registration statement of which the accompanying prospectus forms a part. UBS Securities LLC and UBS Financial Services Inc. intend to resell the offered Notes at the original issue price applicable to the offered Notes to be resold. UBS Securities LLC and UBS Financial Services Inc. may resell Notes to securities dealers at a discount of up to 1.25% from the original issue price applicable to the offered Notes. In the future, we or our affiliates may repurchase and resell the offered Notes in market-making transactions. For more information about the plan of distribution and possible market-making activities, see "Plan of Distribution" in the attached prospectus.

UBS may use this prospectus supplement and accompanying prospectus in the initial sale of any Notes. In addition, UBS, UBS Securities LLC, or any other affiliate of UBS may use this prospectus supplement and accompanying prospectus in a market-making transaction for any Notes after its initial sale. In connection with this offering, UBS, UBS Securities LLC, UBS Financial Services Inc., any other affiliate of UBS or any other securities dealers may distribute this prospectus supplement and accompanying prospectus electronically. Unless UBS or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus supplement and accompanying prospectus are being used in a market-making transaction.

You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of the document.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

Prospectus Supplement Summary ...............     S-1
Risk Factors ................................     S-6
The Dow Jones EURO STOXX 50(SM) Index ........   S-11
Valuation of the Notes ......................    S-15
Specific Terms of the Notes .................    S-16
Use of Proceeds and Hedging .................    S-21
Capitalization of UBS .......................    S-22
Supplemental Tax Considerations .............    S-23
ERISA Considerations ........................    S-25
Supplemental Plan of Distribution ...........    S-26

PROSPECTUS

Introduction ................................       3
Cautionary Note Regarding Forward-
  Looking Information .......................       5
Incorporation of Information About
  UBS AG ....................................       7
Where You Can Find More Information .........       7
Presentation of Financial Information .......       8
Limitations on Enforcement of U.S.
  Laws Against UBS AG, Its
  Management and Others .....................       9
Capitalization of UBS .......................       9
UBS .........................................      10
Use of Proceeds .............................      12
Description of Debt Securities We May
Offer .......................................      13
Description of Warrants We May Offer ........      35
Legal Ownership and Book-Entry
  Issuance ..................................      52
Considerations Relating to Indexed
  Securities ................................      57
Considerations Relating to Securities
Denominated or Payable in or Linked
  to a Non-U.S. Dollar Currency .............      60
U.S. Tax Considerations .....................      63
Tax Considerations Under the Laws of
  Switzerland ...............................      74
ERISA Considerations ........................      76
Plan of Distribution ........................      77
Validity of the Securities ..................      80
Experts .....................................      80

[UBS LOGO]

Enhanced
Appreciation
Securities


UBS AG $43,000,000 NOTES
LINKED TO THE DOW JONES
EURO STOXX 50(SM) INDEX
DUE JULY 31, 2006






PROSPECTUS SUPPLEMENT


MAY 23, 2005
(TO PROSPECTUS DATED FEBRUARY 27, 2003)


















UBS INVESTMENT BANK
UBS FINANCIAL SERVICES INC.